UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 5, 2007

THE PRINCETON REVIEW, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32469	22-3727603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2315 Broadway
New York, New York 10024
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (212) 874-8282

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.
SIGNATURES

ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.
    On September 5, 2007, The Princeton Review, Inc. (the “Company”) determined to move its accounting and finance operations from the Company’s offices in New York City to its offices located near Boston, Massachusetts. In addition, it is expected that the office of the General Counsel will also be relocated to the Boston area. It is anticipated that the relocation will be completed during the fourth quarter. The relocation was undertaken in connection the Company’s recent restructuring in order to improve the financial reporting process and to continue remediation efforts to address the material weaknesses previously reported by the Company in its Annual Report on Form 10-K, filed with the SEC on April 2, 2007. In connection with the relocation, the Company notified approximately twenty full-time employees throughout the finance and legal departments of their terminations and incurred severance payment obligations for such terminations. The Company expects to make approximately $1,230,000 of severance payments, which will be paid by December 31, 2007. The Company expects to record a restructuring charge of approximately $880,000 in the quarter ended September 30, 2007 and $350,000 in the quarter ended December 31, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PRINCETON REVIEW, INC.
Dated: September 11, 2007

/s/ Stephen Melvin

Name: Stephen Melvin
Title: Chief Financial Officer